Exhibit (j)



   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the DWS Large Cap Value Fund Class A, Class B, Class C, Class S, and Institutional Class Shares, the DWS Dreman Small Cap Value Fund Class A, Class B, Class C, Class S, and Institutional Class Shares, the DWS Dreman High Return Equity Fund Class A, Class B, Class C, Class R, Class S, and Institutional Class Shares, the DWS Dreman Mid Cap Value Fund Class A, Class B, Class C, Class S, and Institutional Class Shares, and the DWS Dreman Concentrated Value Fund Class A, Class B, Class C, and Institutional Class Shares (collectively the "Funds") Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Funds' Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 54 to the Registration Statement (Form N-1A, No. 33-18477) of our report dated January 21, 2008, on the financial statements and financial highlights of the DWS Large Cap Value Fund, DWS Dreman Small Cap Value Fund, DWS Dreman High Return Equity Fund, DWS Dreman Mid Cap Value Fund, and DWS Dreman Concentrated Value Fund, included in the Funds' Annual Reports dated November 30, 2007.



/s/ERNST & YOUNG LLP
Boston, Massachusetts
February 25, 2008